Exhibit 99.1

Akari Therapeutics Reports Second Quarter

2024 Financial Results and Recent Highlights

Samir R. Patel, M.D. Appointed Interim CEO; Interim CEO Employment Contract Demonstrates Alignment with Shareholders

Plan for Prioritization of Peak Bio’s ADC Cancer Therapeutic Platform Technology and Akari’s PAS-nomacopan for Geographic Atrophy

Existing Investors Support the Company with Issuance of $1 Million in Unsecured Convertible Notes

Secured $7.6 Million in Upsized Financing Round

Receives Positive and Constructive Pre-IND Feedback from US FDA for PAS-nomacopan in Treatment of Geographic Atrophy

BOSTON and LONDON, August 19, 2024 (GLOBE NEWSWIRE) – Akari Therapeutics, Plc (Nasdaq: AKTX), an innovative biotechnology company developing advanced therapies for autoimmune and inflammatory diseases, has reported financial results for the second quarter ended June 30, 2024 as well as recent company highlights.

“Moving into my fourth month as Interim CEO of Akari, we continue to make progress on multiple fronts. We prioritized our PAS-nomacopan geographic atrophy development program, and I am pleased to report we are making steady progress. In July we received positive and constructive Pre-IND (PIND) feedback from the US FDA and based on the feedback, we plan on filing an IND application in 2025 for our Phase 1 clinical studies of PAS-nomacopan in geographic atrophy. In addition, in support of this IND application, I am happy to share that we have released our first full-scale batch of drug substance under applicable Good Manufacturing Practice (GMP) conditions, which will be suitable for clinical use. This manufacturing has been supported by our manufacturing partner, Wacker Biotech GmbH. Sufficient clinical material has been produced to support both the final IND-enabling studies and initial clinical development in geographic atrophy (GA). I would like to thank the FDA as well as Dr. Miles Nunn and his development team at Akari, who have worked tirelessly to advance the development of PAS-nomacopan into the clinic," stated Dr. Samir R. Patel, Interim CEO of Akari.

“Our merger with Peak Bio continues to progress and we remain on track for a fourth quarter closing," continued Dr. Patel. “We continue to explore licensing and partnership opportunities for both nomacopan and PAS-nomacopan.”

Recent Company Highlights

•
Announced portfolio prioritization plan for combined go-forward company which will focus on Peak’s antibody drug conjugate (ADC) platform technology and Akari’s

PAS-nomacopan GA program. As a result of this prioritization, the Company's HSCT-TMA program was suspended.

•
Announced key leadership changes, including the appointment of experienced life sciences entrepreneur Samir R. Patel, M.D. as interim CEO. Interim CEO employment contract consists solely of equity compensation.

•
Implemented reduction-in-force as part of an operational restructuring plan, which included the elimination of certain senior management positions, to reduce operating costs while supporting the Company’s long-term strategic plan.

•
Issued unsecured convertible, short-term promissory notes to Dr. Patel and Ray Prudo, M.D., the Company’s Chairman of the Board, each in the amount of $500,000 to provide operating capital.

•
Raised a total of $7.6 million in gross proceeds from a private placement of ADSs and warrants with certain investors, including Dr. Patel and Dr. Prudo.

•
Received positive and constructive regulatory feedback from the US FDA for PAS-nomacopan in the treatment of GA which will provide alignment and clarity on Akari’s IND enabling preclinical plans and clinical strategy prior to advancement into Phase 1 clinical studies. Based on the FDA’s feedback, the company plans to file an IND application for the use of PAS-nomacopan in GA in the second half of 2025.

•
Full-scale drug substance GMP batch manufactured by Wacker Biotech GmbH has been released and is suitable for use in the clinic, providing enough clinical material to support both the final IND-enabling studies and initial clinical development in GA.

Second Quarter 2024 Financial Results

As of June 30, 2024, the Company had cash of $4.2 million, compared to $3.8 million as of December 31, 2023.

Research and development expenses were $3.3 million and $5.6 million for the three and six months ended June 30, 2024, respectively, as compared to $1.5 million and $3.3 million, respectively, for the same periods in 2023. The increases on a year-to-date basis were due primarily to increases in manufacturing costs associated with the development of PAS-nomacopan.

General and administrative expenses were $2.2 million and $4.9 million for the three and six months ended June 30, 2024, respectively, as compared to $3.1 million and $6.0 million, respectively, for the same periods in 2023. The decreases on a year-to-date basis were due primarily to decreased headcount as part of the implementation of a reduction-in-force as part of our operational restructuring plan that was announced in May 2024.

Merger-related costs were $0.3 million and $1.3 million for the three and six months ended June 30, 2024, respectively, and represent costs incurred directly related to the proposed merger with Peak Bio, which was announced in March 2024. No such costs were incurred during the same periods in 2023.

Restructuring and other costs were $1.6 million for each of the three and six months ended June 30, 2024 and relate to costs incurred directly related to the reduction-in-force as part of our operational restructuring plan, which was announced in May 2024. No such costs were incurred during the same periods in 2023.

Net loss was $7.6 million and $13.1 million for the three and six months ended June 30, 2024, respectively, as compared to $4.0 million and $3.0 million, respectively, for the same periods in 2023.

Readers are referred to, and encouraged to read in its entirety, the company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, as filed with the Securities and Exchange Commission on August 19, 2024, which includes further detail on the Company’s business plans, operations, financial condition, and results of operations.

About the Merger

On March 5, 2024, Akari and Peak Bio announced a definitive agreement to merge as equals in an all-stock transaction. The combined entity will operate as Akari Therapeutics, Plc, which is expected to continue to be listed and trade on the Nasdaq Capital Market as AKTX, under the Chairmanship of Hoyoung Huh, MD, PhD. Under the terms of the agreement, Peak stockholders will receive a number of Akari ordinary shares (represented by American Depositary Shares) for each share of Peak stock they own, as determined on the basis of the exchange ratio described in the agreement. The exchange is expected to result in implied equity ownership in the combined company of approximately 50% for Akari shareholders and approximately 50% for Peak stockholders on a fully diluted basis, subject to adjustment under certain circumstances, including based on each party’s relative level of net cash at the closing of the proposed transaction. The transaction is expected to close in the fourth quarter of this year subject to the satisfaction of customary closing conditions, including approval by the shareholders of both companies.

About Akari Therapeutics

Akari Therapeutics, plc (Nasdaq: AKTX) is dedicated to developing advanced therapies for autoimmune and inflammatory diseases. The company's lead asset, investigational nomacopan, is a bispecific recombinant inhibitor of complement C5 activation and leukotriene B4 (LTB4) activity. Akari is conducting pre-clinical research for its lead product candidate, long-acting PAS-nomacopan in geographic atrophy (GA). For more information about Akari, visit akaritx.com.

Cautionary Note Regarding Forward-Looking Statements

This communication includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding Akari's anticipated clinical development activities.

These statements are based on Akari’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: our need for additional capital; Akari’s ability to consummate our planned merger with Peak Bio and our ability to successfully integrate operations with Peak Bio following the merger, if consummated; recent adjustments to Akari’s operating plans, including its pipeline prioritization; Akari’s ability to complete a divestiture or secure a strategic partnership for Nomacopan; Akari’s ability to successfully develop or commercialize Akari’s product candidates; Akari’s, or its collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; the extent to which the results from the research and development programs conducted by Akari and/or its respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Akari’s product candidates, and the impact of studies (whether conducted by Akari or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Akari’s material contracts or arrangements; risks related to competition for Akari’s product candidates; risks related to any loss of Akari’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Akari product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Akari, or its collaborators or licensees; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Akari’s product candidates; unexpected increase in costs and expenses with respect to the potential merger or Akari’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Akari’s business, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in Akari’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Akari’s Annual Report on 10-K, for the year ended December 31, 2023, subsequent periodic reports, and other documents that may be filed from time to time with the SEC.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Akari’s management, and the reader is cautioned not to rely on any forward-looking statements made by Akari. Unless required by law, Akari is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Akari and Peak Bio expect to file with the SEC a Registration Statement on Form S-4. The Registration Statement on Form S-4 will include a prospectus of Akari and a joint proxy statement of Akari and Peak Bio, and each party may also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT ON FORM S-4, JOINT PROXY STATEMENT/ PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION.

You may obtain a free copy of the Registration Statement on Form S-4, joint proxy statement/prospectus and other relevant documents (if and when they become available) that are or will be filed with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Akari will be available free of charge on Akari’s website at http://investor.akaritx.com/ or by contacting Akari’s Investor Relations Department at http://investor.akaritx.com/investor-resources/contact-us. Copies of the documents filed with the SEC by Peak Bio will be available free of charge on Peak Bio’s website at

https://peak-bio.com/investors or by contacting Peak Bio’s Investor Relations Department at https://peak-bio.com/contact.

Participants in the Solicitation

Akari, Peak Bio and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Akari, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Akari’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, subsequent quarterly and current reports on Form 10-Q and 8-K, respectively, and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of Peak Bio, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Peak Bio’s proxy statement for its 2022 Special Meeting of Stockholders, which was filed with the SEC on October 19, 2022, the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on August 6, 2024, subsequent quarterly and current reports on Form 10-Q and Form 8-K, respectively, and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the joint proxy statement/prospectus, included in the Registration Statement on Form S-4 carefully when it becomes available before making any voting or investment decision. You may obtain free copies of these documents from Akari or Peak Bio using the sources indicated above.

For more information

Investor Contact:
Mike Moyer
LifeSci Advisors
(617) 308-4306
mmoyer@lifesciadvisors.com

Akari Therapeutics Plc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, in U.S. dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Operating expenses:
Research and development	$3,314	$1,524	$5,593	$3,255
General and administrative	2,241	3,091	4,907	5,954
Merger-related costs	254	—	1,298	—
Restructuring and other costs	1,640	—	1,640	—
Loss from operations	(7,449)	(4,615)	(13,438)	(9,209)
Other income (expense):
Change in fair value of warrant liability	(151)	560	498	6,147
Other (expense) income, net	42	55	(184)	63
Net loss	$(7,558)	$(4,000)	$(13,124)	$(2,999)

Net loss per ordinary share — basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted-average number of ordinary shares used in computing net loss per share — basic and diluted	18,836,479	10,115,006	16,144,813	8,787,337

Akari Therapeutics Plc

Condensed Consolidated Balance Sheet Data

(Unaudited, in U.S. dollars)

	June 30,	December 31,
($'s in thousands)	2024	2023
Cash	$4,177	$3,845
Other assets	899	510
Total assets	$5,076	$4,355

Total liabilities	$8,779	$4,584
Total shareholders’ deficit	(3,703)	(229)
Total liabilities and shareholders’ deficit	$5,076	$4,355